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                                                                    Exhibit 10.3



                            ARBOR HEALTH CARE COMPANY

                  1996 BONUS PLANS FOR NAMED EXECUTIVE OFFICERS



The 1996 bonus formulae are as follows:



S. T. Bennett    1.24% of pretax income over $13.8 million up to a
                 maximum of $48,000 plus up to $20,000 based on attaining goals.

P.C. Borra       3.86% of pretax income over $13.8 million plus up to $50,000 dependent on achievement of qualitative goals as determined by the Compensation Committee.

R.J. Clark       1.7% of pretax income over $13.8 million up to a maximum
                 of $66,000 plus up to $25,000 based on attaining goals. Provided, however, that the bonus will be reduced by $4,000 for certain defined Center survey deficiency citations.
                 However, the maximum reduction shall not exceed $8,000.

D.R. Smith       0.77% of pretax income over $13.8 million up to
                 a maximum of $30,000 plus up to $10,000 based on attaining goals.

A.K. Vrable      Incentive compensation, equal to an amount not to exceed
                 $50,000 based upon the profitability of the Arbor pharmacy business, plus up to $10,000 based on attaining goals.